                                                                 Exhibit 3(i)(c)


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


          PARK PUBLICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of PARK PUBLICATIONS, INC. held on December 30, 1980, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "Fourth" Article thereof so that, as amended, said Article shall be and read as follows:

          "Fourth: The total authorized capital stock of the Corporation shall be thirty thousand (30,000) shares, consisting of thirty thousand (30,000) shares of Common Stock without par value."

          SECOND: That in lieu of a meeting and vote of shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the corporation.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said PARK PUBLICATIONS, INC. has caused this certificate to be signed by Roy H. Park, its president, and attested by Wright
M. Thomas, its assistant secretary, this 30th day of December, 1980.

                                    PARK PUBLICATIONS, INC.

                                    ______________________________________
                                    President
ATTEST:

_________________________
Asst.Secretary

State of New York      )
                       ss:
County of Tompkins     )



          Be it remembered that on this 30th day of December, 1980, personally came before me Patricia F. Morse, a notary public in and for the county
               --------------------
and state aforesaid, Roy H. Park, president of Park Publications, Inc., a Delaware corporation, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he as such president duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said president of said corporation to said foregoing certificate are in the handwriting of the said president of said corporation.

          In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.


                                    ---------------------
                                    Notary Public

                                    Patricia F. Morse
                                    Notary Public, State of New York
                                    No. 55-8031350
                                    Qualified in Tompkins County
                                    Commission Expires March 30, 1982

State of New York      )
                       ss:
County of Tompkins     )


          Be it remembered that on this 30th day of December, 1980, personally came before me Patricia F. Morse, a notary public in and for the county
              --------------------
and state aforesaid, Wright M. Thomas, assistant secretary of Park Publications, Inc., a Delaware corporation, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he as such assistant secretary duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said assistant secretary of said corporation to said foregoing certificate are in the handwriting of the said secretary of said corporation.

          In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

                                    ________________________________
                                    Notary Public

                                    Patricia F. Morse
                                    Notary Public, State of New York
                                    No. 55-8031350
                                    Qualified in Tompkins County
                                    Commission Expires March 30, 1982

                            CONSENT OF STOCKHOLDERS

                            PARK PUBLICATIONS, INC.


          Whereas, at a meeting of the Board of Directors of Park Publications, Inc., a Delaware corporation, held on December 30, 1980, at which meeting at least a majority of the members of said board of directors were present and acting, the following resolution was duly adopted:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "Fourth" Article thereof so that, as amended, said Article shall be and read as follows:

          "Fourth: The total authorized capital stock of the Corporation shall be thirty thousand (30,000) shares, consisting of thirty thousand (30,000) shares of Common Stock without par value."

          Now, therefore, the undersigned shareholder of said corporation, being the holder and owner of all of the outstanding stock of said corporation, does hereby adopt, approve and consent to the foregoing amendment of said Certificate of Incorporation, and does hereby consent that Article Fourth of said Certificate of Incorporation be amended to read as herein set forth.

          In witness whereof, the undersigned has hereunto signed his name, the date of the signing, and the number of shares of said corporation held by him of record on said date entitled to vote upon amendments of said Certificate of Incorporation of the character of the foregoing amendment.

          Name                        Date                 No. of Shares
          ----                        ----                 -------------




_________________________       _____________________      ____________________
Park Broadcasting, Inc.
by Roy H. Park, President